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                        File No. 70-7888

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549

                POST-EFFECTIVE AMENDMENT NO. 13

                               TO

                            FORM U-1

                   APPLICATION OR DECLARATION

                             UNDER

         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


     Allegheny Power System, Inc.            Monongahela Power Company
     10435 Downsville Pike                   1310 Fairmont Avenue
     Hagerstown, MD  21740                   Fairmont, WV  26554

     Allegheny Power Service Corporation     The Potomac Edison Company
     800 Cabin Hill Drive                    10435 Downsville Pike
     Greensburg, PA  15601                   Hagerstown, MD 21740

     Allegheny Generating Company            West Penn Power Company
     10435 Downsville Pike                   800 Cabin Hill Drive
     Hagerstown, MD  21740                   Greensburg, PA 15601



               (Name of company or companies filing this statement
                and addresses of principal executive offices)


                           Allegheny Power System, Inc.
                           10435 Downsville Pike
                           Hagerstown, MD  21740



               (Name of top registered holding company parent of
                each applicant or declarant)


                         Thomas K. Henderson, Esquire
                         Vice President
                         Allegheny Power System, Inc.
                         10435 Downsville Pike
                         Hagerstown, MD 21740



(Name and address of agent for service)


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     Applicants hereby amend their Application or Declaration on

Form U-1 as follows:



          1.   Applicants hereby delete the text under Item 4. Regulatory

            Approval and replace it with the following:



          The Public Service Commission of West Virginia has

jurisdiction under the West Virginia Affiliate Act Statute over various aspects of the transaction involving Monongahela, an Ohio corporation.  The State Corporation Commission of Virginia and

the Public Service Commission of West Virginia have jurisdiction under their Affiliate Act Statutes over various aspects of the proposed transaction involving Potomac Edison, a Maryland and

Virginia corporation.  The Public Utility Commission of

Pennsylvania has jurisdiction under the Pennsylvania Affiliate

Act Statute over certain aspects of the transaction involving

West Penn, a Pennsylvania corporation.



     2.   Applicants are filing herewith the following exhibits:



          (a)  Exhibits

               G-2       Allegheny Short-Term Debt Projections.

               G-3       Allegheny Generating Company Short-Term Debt
                         Projections.

               G-4       Monongahela Short-Term Debt Projections.

               G-5       Potomac Edison Short-Term Debt Projections.

               G-6       West Penn Short-Term Debt Projections.


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                           SIGNATURE


          Pursuant to the requirements of the Public Utility
Holding Company

Act of 1935, the undersigned Applicants have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.



                                   ALLEGHENY POWER SYSTEM, INC.


                                   BY /s/ Carol G. Russ
                                          CAROL G. RUSS
                                             COUNSEL




                                   ALLEGHENY POWER SERVICE CORPORATION


                                   BY /s/ Carol G. Russ
                                          CAROL G. RUSS
                                             COUNSEL




                                   ALLEGHENY GENERATING COMPANY


                                   BY /s/ Carol G. Russ
                                        CAROL G. RUSS
                                           COUNSEL

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                                   MONONGAHELA POWER COMPANY


                                   BY /s/ Carol G. Russ
                                          CAROL G. RUSS
                                             COUNSEL




                                   THE POTOMAC EDISON COMPANY


                                   BY /s/ Carol G. Russ
                                          CAROL G. RUSS
                                             COUNSEL




                                   WEST PENN POWER COMPANY


                                   BY /s Carol G. Russ
                                         CAROL G. RUSS
                                            COUNSEL

Dated:  September 26, 1997